                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)
     (2))
[X]  Definitive Information Statement

                           DISCOVERY INVESTMENTS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         1)   Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):

              ------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

         5)   Total Fee Paid:

              ------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                  1)   Amount Previously Paid:

                       ---------------------------------------------------------

                  2)   Form, Schedule or Registration Statement No.:

                       ---------------------------------------------------------

                  3)   Filing Party:

                       ---------------------------------------------------------

                  4)   Dated Filed:

                       ---------------------------------------------------------

                           DISCOVERY INVESTMENTS, INC.
                  5/F, GUOWEI BUILDING, 73 XIANLIE MIDDLE ROAD
              GUANGZHOU, GUONGDONG, THE PEOPLE'S REPUBLIC OF CHINA
                                 86-20-8732-7909
                         -------------------------------

              NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

November 23, 2004

To the Stockholders of Discovery Investments, Inc.:

         The attached Information Statement is being delivered by Discovery Investments, Inc. ("Discovery") in connection with the approval by our stockholders of: (a) an amendment to our articles of incorporation to: (i) change our corporate name to "China Evergreen Environmental Corporation"; (ii) increase the authorized number of shares of common stock ("Common Stock") to 200,000,000; (iii) authorize 50,000,000 shares of blank-check preferred stock (the "Preferred Stock"), whereby the board of directors of Discovery will be authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series; (iv) delete from our articles of incorporation the first paragraph of Article XIX regarding indemnification of directors and officers, and (v) update the address for Discovery's agent for service of process in Nevada and remove provisions not otherwise required to be located in the articles of incorporation under Nevada law; and (b) amendments to our bylaws to: (i) change Section 3 of Article II regarding the number of authorized directors; and (ii) delete a portion of
Section 2 of Article VIII regarding the board of director's authority to change the authorized number of directors. The stockholders of record as of November 17, 2004 are entitled to receive this Information Statement. The Information Statement is first being mailed to stockholders on or about November 23, 2004. We anticipate that the amendment to our articles of incorporation will become effective on or after December 13, 2004. We anticipate that the amendments to our bylaws will become effective on December 13, 2004.

         Effective as of November 12, 2004, our board of directors approved resolutions authorizing us to file the amendment to our articles of incorporation with the Nevada Secretary of State and approving amendments to the bylaws of Discovery. Discovery will seek approval from the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon pursuant to a written consent in accordance with Section 78.320(2) of the General Corporation Law of the State of Nevada approving and adopting the amendment to our articles of incorporation and the amendments to our bylaws regarding the number of authorized directors and the board's authority to change such number.

         This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of
Section 78.320(2) of the Nevada General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement describes in greater detail the proposed changes to our articles of incorporation and our bylaws.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Thank you for your continued interest in and support of Discovery.

                                         By Order of the Board of Directors,


                                         Chong Liang Pu, Chief Executive Officer

                           DISCOVERY INVESTMENTS, INC.
                  5/F, GUOWEI BUILDING, 73 XIANLIE MICHEL ROAD
               GUANGZHO, GUONGDONG, THE PEOPLE'S REPUBLIC OF CHINA
                                 86 20 8732 7909
                                -----------------

                              INFORMATION STATEMENT

                                -----------------


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being mailed on or about November 23, 2004 to all stockholders of record of Discovery, a Nevada corporation, as of the close of business on November 17, 2004. It is being furnished in connection with the adoption of an amendment to our articles of incorporation and amendments to our bylaws by written consent of the holders of a majority of the outstanding shares of Common Stock. We anticipate that the amendments will become effective on or after December 13, 2004. A copy of the amended and restated articles of incorporation is attached to this document as Exhibit A. A copy of the amendments to the bylaws are attached to this document as Exhibit B.

         On September 9, 2004, Discovery, Evergreen Asset Group Limited, an International Business Company organized under the laws of the British Virgin Islands ("Evergreen"), and the shareholders of Evergreen entered into that certain Securities Purchase Agreement and Plan of Reorganization, as amended by certain Amendment No. 1 to Securities Purchase Agreement and Plan of Reorganization dated October 8, 2004 (the "Agreement"), whereby Discovery agreed to issue an aggregate of 83,500,000 shares of its Common Stock to the shareholders of Evergreen in exchange for the transfer to Discovery of all the issued and outstanding ordinary shares of Evergreen capital stock held by such shareholders (the "Reorganization"). Immediately following the closing of the Reorganization which occurred on October 15, 2004, the former shareholders holding all of the outstanding ordinary shares of Evergreen became the majority stockholders of Discovery by acquiring 83.5% of the total outstanding shares of Discovery. As a result of the Reorganization, Evergreen became a subsidiary of Discovery.

         Effective as of November 12, 2004, our board of directors adopted resolutions approving: (a) an amendment to our articles of incorporation to: (i) change our name to "China Evergreen Environmental Corporation"; (ii) increase the authorized number of shares of Common Stock to 200,000,000; (iii) authorize 50,000,000 shares of Preferred Stock, whereby the board of directors of Discovery will be authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series; (iv) delete from our articles of incorporation the first paragraph of former Article XIX regarding indemnification of directors and officers, and (v) update the address for our agent for service of process in Nevada and remove provisions not otherwise required to be located in our articles of incorporation under Nevada law; and (b) amendments to our bylaws to: (i) change Section 3 of
Article II regarding the number of authorized directors; and (ii) delete a portion of Section 2 of Article VIII regarding the board of director's authority to change the authorized number of directors.

         The amended and restated articles of incorporation and the amendments to our bylaws regarding the number of authorized directors and the board's authority to change such number will be distributed to the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote thereon for approval by written consent in accordance with Section 78.320(2) of the Nevada General Corporation Law. Our board of directors decided to obtain the written consent of holders of a majority of the outstanding common stock entitled to vote on the amended and restated articles in order to eliminate the cost and delay involved in holding a special meeting of our stockholders and in order to amend our articles of incorporation and bylaws in a timely manner.

         The record date for purposes of determining the stockholders to whom this Information Statement is sent is November 17, 2004. As of the record date, we had 99,999,997 shares of common stock issued and outstanding, with each share of common stock entitled to one vote.

         Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the amended and restated articles of incorporation and the amendments to the bylaws may not be effected until at least 20 calendar days after this Information Statement is sent or given to our stockholders. We anticipate that the amended and restated articles of incorporation will become effective on or after December 13, 2004 upon filing with the Nevada Secretary of State. We anticipate that the amendments to our bylaws will become effective on December 13, 2004.

         There will not be a meeting of stockholders and none is required under the Nevada General Corporation Law because this action will be approved by written consent of the holders of a majority of the outstanding shares of our voting common stock.

                   AMENDMENTS TO THE ARTICLES OF INCORPORATION

NAME CHANGE TO CHINA EVERGREEN ENVIRONMENTAL CORPORATION

         Our board of directors has approved the change of our corporate name from "Discovery Investments, Inc." to "China Evergreen Environmental Corporation" by means of an amendment to our articles of incorporation. The corporate name change will become effective upon the filing of an amendment to our articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth
(20th) day following the mailing of this Information Statement to our stockholders.

         Our board of directors believes that changing our corporate name is in the best interest of the corporation and our stockholders.

         The voting and other rights that accompany our securities will not be affected by the change in our corporate name. Our ticker symbol, which is currently "DCIV," and our CUSIP number will both change as a result of our name change. Stockholders may, but need not, exchange their certificates to reflect the change in corporate name. Your existing certificate will continue to represent shares of our common stock as if our name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are sent in upon transfers of shares by our existing stockholders. Until you sell or otherwise transfer your shares of common stock, there is no need to send us or our transfer agent your existing stock certificates.

INCREASE IN AUTHORIZED COMMON STOCK AND AUTHORIZATION OF PREFERRED STOCK

         Our board of directors has authorized: (i) increasing the authorized number of shares of Common Stock from 100,000,000 to 200,000,000, and (ii) 50,000,000 shares of Preferred Stock, whereby the board of directors of Discovery will be authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. The rights and preferences established by the board of directors for the Preferred Stock may include, but are not limited to, dividend rates, conversion prices, voting rights, redemption rights and preemptive rights. The change to our authorized capital will become effective upon the filing of an amendment to our articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth
(20th) day following the mailing of this Information Statement to our stockholders.

         The board of directors believes that it is advisable and in the best interests of Discovery to have the Common Stock and Preferred Stock available in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time by Discovery in the discretion of the board of directors normally without stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, and convertible debt and equity financing.

         We have no present commitments for the issuance or use of the Common Stock or Preferred Stock. However, our board of directors believes that if the authorization of the Common Stock or Preferred Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of our stockholders at that time could significantly impair our ability to meet financing requirements or other objectives.

         The Common Stock and Preferred Stock which our board of directors would be authorized to issue following the filing of the amendment would have a dilutive effect upon the percentage of our equity owned by present stockholders. The issuance of the Preferred Stock might be disadvantageous to current stockholders in that Discovery may elect to issue shares of Preferred Stock with rights, preferences or privileges senior to those held by current owners of our Common Stock without their prior consent. The rights and preferences established by the board of directors for the Preferred Stock may include, but are not limited to, dividend rates, conversion prices, voting rights, redemption rights and preemptive rights.

         An increase in our authorized Common Stock may impose impediments to the ability of a third-party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. The increase in authorized Common Stock would provide our board of directors with the ability to issue a controlling block of our Common Stock to a party who might be adverse to or in competition with another party seeking to acquire control of us. Likewise, our Preferred Stock may impose impediments to the ability of a third-party to acquire control of us. Issuance of a new series of Preferred Stock, while providing desirable flexibility in connection with a possible acquisition and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of the outstanding voting shares of our Common Stock. The increase of our authorized Common Stock and existence of our authorized and unissued Preferred Stock provides management with the means to issue additional capital shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders.

DELETION OF FIRST PARAGRAPH OF ARTICLE XIX FROM ARTICLES OF INCORPORATION

         Our board of directors has authorized the deletion from our articles of incorporation of the first paragraph of Article XIX regarding indemnification of directors and officers. The change to our articles of incorporation will become effective upon the filing of the amendment to our articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

         The first paragraph of Article XIX requires us to indemnify all directors and officers to the maximum extent allowable under Nevada law. The board of directors believes that it is advisable and in the best interests of Discovery to provide such indemnification on a case-by-case basis. To that end, our board of directors approved the deletion of the first paragraph of Article XIX in its entirety from the articles of incorporation. Our board of directors intends to amend the corporate bylaws to provide for the indemnification of directors, officers, employees and agents to the extent allowed under Nevada law at the discretion of the board and then enter into contracts with our officers, directors and key employees to provide appropriate indemnification.

UPDATING AND REMOVING PROVISIONS FROM OUR ARTICLES OF INCORPORATION

         Our board of directors has authorized updating the address for our agent for service of process in Nevada and removing provisions not otherwise required to be located in our articles of incorporation under Nevada law. The provisions proposed to be removed include former Sections 5.01 and 5.02 regarding the initial board of directors; former Article VI regarding the incorporator, and former Article XI regarding powers of directors. The board of directors also proposed to update former Article VIII regarding director and officer's liability to comply with current Nevada law.

         The board of directors believes that it is advisable and in the best interests of our stockholders to make these changes to our articles of incorporation, as amended, to avoid creating conflicts with our corporate bylaws and Nevada law. These changes to our articles of incorporation will become effective upon the filing of the amendment to our articles of incorporation with the Nevada Secretary of State, which is expected to occur as soon as reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

                             AMENDMENT TO THE BYLAWS

NUMBER OF DIRECTORS AND AUTHORITY OF BOARD OF DIRECTORS TO CHANGE SUCH NUMBER.

         In connection with the Reorganization, our board of directors has approved amendments to the bylaws of Discovery. Pursuant to Section 3 of Article II and Section 2 of Article VIII of the current bylaws, approval of a majority of the outstanding shares entitled to vote is required to amend the section regarding the authorized number of directors. The current authorized number of directors is three (3). Our board of directors has approved amendments to the bylaws to: (i) provide that the authorized number of directors shall not be less than one (1) or more than nine (9) with the exact number to be set by resolution of the board of directors; and (ii) delete the portion of Section 2 of Article VIII of the current bylaws requiring stockholder approval to change the authorized number of directors. Our board of directors believes that it is advisable and in the best interests of our stockholders to make these changes to our bylaws. Our board of directors believes that if the authorization of a change in the number of directors were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of our stockholders at that time could significantly impair our ability to recruit new members to our board of directors. These amendments to our bylaws will become effective on the twentieth (20th) day following the mailing of this Information Statement to our stockholders.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of the amendment of the articles of incorporation and the amendments to the bylaws under the Nevada General Corporation Law and our current bylaws. We will obtain this approval through the written consent of stockholders owning a majority of the outstanding voting shares of our common stock. Therefore, a meeting to approve the name change and the amendment to the articles of incorporation is unnecessary and will not take place for this purpose. A copy of the amended and restated articles of incorporation is attached to this Information Statement as Exhibit A. A copy of the amendment to the bylaws is attached to this information Statement as Exhibit B.

         Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the articles of incorporation, and certain mergers and reorganizations), in which cases Nevada law and our bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available therefor, and in the event of liquidation, dissolution or winding up to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

ABSENCE OF DISSENTERS' RIGHTS

         No dissenters' or appraisal rights are available to our stockholders under the Nevada General Corporation Law in connection with these amendments.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth certain information with respect to beneficial ownership of our stock as of November 17, 2004 by:

                  o persons known by us to be the beneficial owners of more than five percent (5%) of our issued and outstanding common stock;

                  o        each of our executive officers and directors; and

                  o        all of our officers and directors as a group.

         Percentages are computed using a denominator of 99,999,997 shares of common stock outstanding, which is the total number of shares outstanding following the acquisition of all of the issued and outstanding ordinary shares of capital stock in the Reorganization.

         NAME AND ADDRESS OF BENEFICIAL OWNER          NUMBER OF SHARES      PERCENT OF CLASS
         ----------------------------------------- ------------------------- ------------------
         Chong Liang Pu (1)                               67,635,000               67.6%

         Jia He Li (1)                                       -0-                     *

         Lin Hong Ye (1)                                     -0-                     *

         Ren Cai Ding (1)                                    -0-                     *

         Shi Rong Jiang (1)                               5,010,000                 5.0%

         All officers and directors as a group            72,645,000               72.6%
         (5 persons)

----------
 (1)     Address is 5/F, Guowei Building, 73 Xianlie Middle Road,
           Guangzhou, Guangdong, The People's Republic Of China
 *       Less than 1%.

                                         By Order of the Board of Directors:

                                         Discovery Investments, Inc.


                                         Chong Liang Pu, Chief Executive Officer


Guangdong, The People's Republic Of China
November 23, 2004

                                                                       EXHIBIT A

                                 CERTIFICATE OF
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                           DISCOVERY INVESTMENTS, INC.

         Pursuant to the provisions of Sections 78.385 and 78.403 of the Nevada Revised Statutes, as amended, the undersigned does hereby declare and certify that:

1. He is the duly elected and acting President of Discovery Investments, Inc., a corporation duly organized and existing under the laws of the State of Nevada (the "Corporation."), and he has been authorized to execute this certificate by resolution of the Corporation's board of directors.

2. The Articles of Incorporation of the Corporation were originally filed by the Secretary of State on the 10th day of September, 1996.

3. The board of directors of this Corporation duly adopted resolutions on November 12, 2004, proposing to amend and restate the Articles of Incorporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefore, which resolution setting forth the proposed amendment and restatement is as follows:

         RESOLVED, that the Articles of Incorporation of this Corporation be amended and restated as follows:

                                    ARTICLE I
                                      NAME
                                      ----

         The name of the corporation is CHINA EVERGREEN ENVIRONMENTAL
CORPORATION.

                                   ARTICLE II
                       RESIDENT AGENT & REGISTERED OFFICE
                       ----------------------------------

         Section 2.01. RESIDENT AGENT. The name and address of the Resident Agent for service of process is Corporate Research Solutions, Inc., 726 South Casino Center Blvd., Suite 207, Las Vegas, Nevada 89101-6742.

         Section 2.02. REGISTERED OFFICE. The address of its Registered Office is 726 South Casino Center Blvd., Suite 207, Las Vegas, Nevada 89101-6742.

         Section 2.03. OTHER OFFICES. The Corporation may also maintain offices for the transaction of any business at such other places within or without the State of Nevada as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the Sate of Nevada with the same effect as if in the State of Nevada.

                                   ARTICLE III
                                     PURPOSE
                                     -------

         The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV
                                 SHARES OF STOCK
                                 ---------------

         Section 4.01. NUMBER AND CLASS. The aggregate number of shares which the Corporation shall have authority to issue is 200,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), and 50,000,000 shares of preferred stock, undesignated as to series (the "Preferred Stock"). To the furthest extent allowed by Sections 78.195 and 78.1955 of the Nevada Revised Statutes, as amended, the Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Without limiting the authority of the Board of Directors granted hereby, each such class or series of Preferred Stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

         Section 4.02. NO PREEMPTIVE RIGHTS. Stockholders of the Corporation shall not have any preference, preemptive right, or right of subscription to acquire any shares of the corporation authorized, issued or sold, or to be authorized, issued or sold, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors may determine from time to time.

         Section 4.03. NON-ASSESSABILITY OF SHARES. The capital stock of the Corporation of the corporation, after the amount of the subscription price has been paid, in money, property or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

                                    ARTICLE V
                                    DIRECTORS
                                    ---------

         The number of directors may be increased or decreased by a duly adopted amendment to the Bylaws of the corporation.

                                   ARTICLE VI
                               PERIOD OF DURATION
                               ------------------

         The corporation is to have a perpetual existence.

                                   ARTICLE VII
                       DIRECTORS' AND OFFICERS' LIABILITY
                       ----------------------------------

         Except as otherwise provided in Sections 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030 of the Nevada Revised Statutes, as amended, a director or officer shall not be individually liable to the Corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of the law.

                                  ARTICLE VIII
                                    INDEMNITY
                                    ---------

         The Corporation may adopt Bylaws or enter into agreements from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

         The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE XIX
                                   AMENDMENTS
                                   ----------

         Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws, and all rights conferred upon the stockholders are granted subject to this reservation.

4. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the foregoing amendment is at least a majority.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amended and Restated Articles of Incorporation this ___day of December, 2004.



                                                  ------------------------------
                                                  Chong Liang Pu, President

                                                                      EXHIBIT B

             AMENDMENTS TO THE BYLAWS OF DISCOVERY INVESTMENTS, INC.

1. Section 3 of Article II of our current bylaws provides:

         NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors shall be three (3) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.

Our board of directors has approved an amendment to our bylaws which, if approved by the stockholders, will provide:

         NUMBER OF DIRECTORS. The number of directors which shall constitute the whole board shall not be less than one (1) nor more than nine (9). The exact number of authorized directors shall be set by resolution of the board of directors, within the limits specified above. The maximum or minimum number of directors cannot be changed, nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the articles of incorporation or by an amendment to this bylaw.

2. Section 2 of Article VIII of our current bylaws provides:

         POWERS OF DIRECTORS. Subject to the right of the Shareholders to adopt, amend or repeal By-laws, as provided in Section 1 of this Article VIII, and the limitations, if any, under law, the Board of Directors may adopt, amend or repeal any of these By-laws other than a By-law or amendment thereof changing the authorized number of directors.

Our board of directors has approved an amendment to our bylaws which, if approved by the stockholders, will provide:

         POWERS OF DIRECTORS. Subject to the right of the Stockholders to adopt, amend or repeal By-laws, as provided in Section 1 of this Article VIII, and the limitations, if any, under law, the Board of Directors may adopt, amend or repeal any of these By-laws.


                                      B-1